CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-8996, 33-8997, 33-31502, 33-50318, 333-03097
and 33-54743) of La-Z-Boy Chair Company of our report dated May 30, 1996 appearing on page 17 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.






PRICE WATERHOUSE LLP
Toledo, Ohio
July 15, 1996